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                                                                  EXHIBIT 8(h)

                AMENDMENT NO. 1 TO THE TRANSFER AGENCY AGREEMENT

                  This Agreement is made as of December 12, 1995 between Pacific Horizon Funds, Inc., a Maryland corporation (the "Company"), having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035; and BISYS Fund Services, Inc., a Delaware corporation ("BISYS"), having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035.

                                   WITNESSETH:

         WHEREAS, the Company entered into a Transfer Agency Agreement dated as of December 11, 1995 with BISYS (the "Agreement") on behalf of all of the Company's investment portfolios;

         WHEREAS, the Company and BISYS wish to amend such Agreement;

         NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and intending to be legally bound hereby, the parties agree as follows:

         1.       Article IV is hereby amended by adding a Paragraph 15:

                  "15. Any interest or other earnings on bank cash balances or otherwise in connection with purchases or redemptions of Shares, dividends payable with respect to Shares or on any other "float" with respect to the Company shall be for the benefit and account of the Company."

         2. Capitalized terms not defined herein are defined in the Agreement.

         3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effective.

         4. The Agreement and Amendment No. 1 to the Agreement supersedes any prior agreement relating to the subject matter of the Agreement and Amendment No. 1 to the Agreement.

         5. This Amendment No. 1 to the Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

                                                  Pacific Horizon Funds, Inc.

                                                  By: ________________________

                                                  BISYS Fund Services, Inc.

                                                  By: ________________________